UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                February 7, 2005

The Gymboree Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21250	942615258

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                (415) 278-7000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement —

     On February 7, 2005, the Board of Directors of The Gymboree Corporation appointed Matt McCauley to serve as its Senior Vice President and General Manager effective immediately. Although the Company has not entered into a written employment agreement with Mr. McCauley, on February 7, 2005 the Company amended Mr. McCauley’s existing compensation arrangement to reflect this appointment.

     Under Mr. McCauley’s amended compensation arrangement, he will receive an annual salary of $350,000 and be eligible to participate in the company’s annual discretionary bonus plan with a target payout at 65% of his base salary. In addition, Mr. McCauley was granted an option to purchase 50,000 shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan at an exercise price equal to the fair market value of a share of the Company’s common stock on that date.

     Mr. McCauley remains eligible to participate in The Gymboree Corporation Management Change of Control Plan. In the event of a change of control of the Company, if Mr. McCauley’s employment terminates on an involuntary basis, but not for death, disability or cause, at any time within 18 months following the change of control, Mr. McCauley will be eligible to receive a payment equal to three times his annual salary and a pro-rated bonus, in a single lump sum payment, less taxes, within 10 days after the date his employment terminates. Mr. McCauley would also be eligible to receive benefits coverage for 18 months.

     Mr. McCauley also remains eligible to participate in The Gymboree Corporation Management Severance Plan, under which he will be eligible to receive a severance payment equal to 50% of his gross base salary if he is involuntarily terminated other than for death, disability or cause. This amount would be paid in equal monthly installments over the 12-month period following the date his employment terminates.

     On February 7, 2005, the Board of Directors of The Gymboree Corporation amended its existing compensation arrangement with Stuart Moldaw, Chairman Emeritus of The Gymboree Corporation, to increase his annual salary to $55,000 per year effective as of June 14, 2004. Mr. Moldaw will continue to be entitled to the benefit selections he had previously selected. In addition, The Gymboree Corporation will continue to pay Mr. Moldaw’s office rental expense as well as the salary for his assistant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION
Date: February 10, 2005	By:	/s/ Blair W. Lambert
Blair W. Lambert
Chief Financial Officer and Chief Operating Officer

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